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                                                                    EXHIBIT 21.1
                                          Subsidiaries of InvestorsBancorp, Inc.




                             INVESTORSBANCORP, INC.

                         SUBSIDIARIES OF THE REGISTRANT




         Name of Company            Incorporated In      Subsidiary Of
         ---------------            ---------------      -------------
         InvestorsBank,             Wisconsin            InvestorsBancorp, Inc.
         A Wisconsin chartered
         bank located in
         Pewaukee, Wisconsin






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